Exhibit 99.1

Overview

Datacentrex, Inc. (formerly, Thumzup Media Corporation), a Nevada corporation (“Datacentrex,” the “Company,” “we,” “us,” or “our”) is a digital infrastructure and capital deployment company that owns and operates Scrypt compute assets and evaluates strategic transactions across asset-backed operating businesses. Our current operating platform is centered on owned and operated Scrypt-based proof-of-work (“PoW”) compute deployed through third-party colocation facilities. We monetize this compute primarily through hashrate marketplace mechanisms and manage a treasury of digital assets and cash in a manner intended to preserve capital and support opportunistic, accretive deployment.

Our Scrypt compute operations utilize specialized application-specific integrated circuit (“ASIC”) hardware to contribute hashrate to the Litecoin blockchain. Through merged-mining architecture, that same hashrate can simultaneously secure and validate additional Scrypt-based networks, including Dogecoin and other auxiliary Scrypt chains, without incremental energy consumption. This merged-mining attribute allows a single deployment of compute and power to produce economic exposure to multiple networks, subject to protocol rules and monetization mechanics.

On August 18, 2025, Datacentrex, entered into an Agreement and Plan of Merger with TZUP Merger Sub, Inc., a wholly-owned subsidiary of the Company, and Dogehash Technologies, Inc. (“Dogehash”), a Nevada corporation, pursuant to which the Company agreed to acquire Dogehash (the “Transaction”). As of the consummation of the Transaction between Thumzup Media Corporation (“Thumzup”) and Dogehash, the Company operates more than 3,100 Scrypt ASIC miners deployed across multiple geographically diversified colocation facilities.

Our results are primarily driven by (i) realized revenue rate per unit of hashrate deployed, (ii) power cost and curtailment exposure at the facility level, (iii) uptime and operational execution, (iv) availability and replacement cycle dynamics for Scrypt ASIC supply, and (v) treasury and capital allocation decisions, including decisions regarding holding, converting, or deploying digital assets and cash.

We are not a protocol developer. We do not control any blockchain network and do not generate revenues from maintaining or updating any open-source network protocol. Our results depend on our ability to procure and operate compute infrastructure economically and to monetize that compute in a manner that produces attractive risk-adjusted returns.

Corporate History

Our current business was formed through a series of transactions involving an asset acquisition, a public-company business combination, and a subsequent name change.

In July 2025, Dogehash acquired certain digital asset mining assets and related business operations from US Data & Energy, LLC (“USD&E”) pursuant to an asset purchase transaction. These assets included ASIC miners and related equipment that were located at colocation facilities, warehoused, on order, or in transit for digital asset compute activities.

Thereafter, Dogehash was acquired by Thumzup in the Transaction. Following completion of the Transaction, the combined company changed its name to Datacentrex, Inc.

Unless the context requires otherwise, references in this section to our “operations,” “fleet,” or “compute platform” refer to the business and assets as operated by Datacentrex following the Transaction.

Our Business Model

We generate revenues by deploying owned Scrypt ASIC hardware to produce PoW hashrate and monetizing that hashrate through market-based channels. Our model can be summarized as:

●	acquiring and operating owned Scrypt ASIC hardware;

●	securing competitive power and physical hosting through colocation agreements;

●	maintaining operational discipline through monitoring, maintenance, configuration management, and rapid response to downtime;

●	monetizing hashrate primarily through a hashrate marketplace model (typically settling in Bitcoin); and

●	managing treasury assets and cash with the objective of preserving capital while pursuing yield-enhancing and accretive opportunities consistent with our risk management approach.

Our monetization approach is intended to reduce reliance on any single protocol-native payout stream and improve realized economics by seeking transparent market pricing for compute and minimizing certain fees and conversion costs that can arise under traditional pool-based mining models.

Scrypt Proof-of-Work Compute and Merged Mining

Scrypt is a PoW hashing algorithm used by Litecoin and certain other digital asset networks, including Dogecoin. Scrypt ASIC miners are not interchangeable with SHA-256 ASIC miners used for Bitcoin. As a result, Scrypt compute is a distinct compute market with different hardware supply dynamics, competition levels, and revenue drivers.

We primarily contribute hashrate to the Litecoin blockchain. Litecoin supports merged mining, which allows the same computational work used to validate Litecoin blocks to simultaneously validate additional Scrypt-based networks. In practical terms, merged mining can allow a miner to generate rewards attributable to multiple networks from the same energy input, subject to the rules of the applicable protocols and the payout mechanisms used by the monetization channel.

Merged mining does not create unlimited or guaranteed incremental economics. Rewards attributable to auxiliary networks may vary based on protocol parameters, network conditions, and monetization mechanics. The Company remains exposed to market and network dynamics affecting Scrypt compute generally, including changes in total network hashrate, mining difficulty, protocol reward structures, and transaction fee markets.

Hashrate Monetization and Marketplace Model

Traditional PoW miners often monetize compute by connecting directly to a mining pool that aggregates hashrate from many miners and distributes protocol-native rewards net of pool fees. Under that approach, miners may then convert protocol-native rewards into other assets (including fiat currencies) to fund operations or pursue a desired treasury exposure, which can introduce conversion costs, liquidity constraints, execution slippage, and incremental operational complexity.

We primarily monetize our Scrypt compute through a hashrate marketplace model. In a hashrate marketplace, compute providers offer available hashrate to third-party buyers seeking computational capacity for PoW validation. Buyers pay a market-determined rate for hashrate, and the marketplace coordinates matching, settlement, and operational routing. Under this model, we generally receive compensation based on prevailing market demand for Scrypt hashrate, with settlement typically denominated in Bitcoin.

Management believes that monetizing hashrate through a marketplace can, depending on market conditions, (i) improve realized pay rates for hashrate relative to certain pool-based alternatives, (ii) reduce or eliminate certain pool participation fees and payout variance associated with protocol-native distributions, and (iii) reduce the need for post-mining conversion transactions that may otherwise create incremental costs. Marketplace monetization also introduces reliance on marketplace operators and exposes the Company to operational and counterparty risks associated with those platforms.

We may utilize mining pools opportunistically or for redundancy; however, we view marketplace monetization as a core component of our current strategy. Our realized revenue under either model remains sensitive to market demand for compute, network-level dynamics, and overall digital asset market conditions.

Revenue Recognition and Customers

The Company generates revenue through the monetization of Scrypt compute via hashrate marketplaces. Under this model, the Company offers available hashrate to third-party buyers seeking computational capacity for proof-of-work validation. Buyers pay a market-determined rate for hashrate based on prevailing supply and demand.

Revenue is recognized when payment for delivered hashrate is received and the corresponding digital assets are transferred to a wallet controlled by the Company. Amounts earned but not yet settled or received are not recognized as revenue. Settlement under the hashrate marketplace model is typically denominated in Bitcoin.

The buyers of the Company’s hashrate are not concentrated and may include a broad range of market participants. Buyers may include miners, infrastructure operators, trading firms, and arbitrage participants who purchase hashrate and redirect it to alternative pools or strategies to capture yield, pricing inefficiencies, or other economic opportunities. The Company does not typically enter into long-term bilateral contracts with hashrate buyers and generally does not have direct visibility into buyers’ downstream use of purchased hashrate.

Because hashrate is sold through marketplace mechanisms, the Company does not rely on a limited number of end customers and is not subject to traditional customer concentration risk. However, the Company remains dependent on the continued operation and liquidity of the marketplaces through which it monetizes hashrate.

Key Operating Inputs

Digital asset market conditions. Our results are influenced by price, volatility, and liquidity in digital asset markets, including the assets associated with Scrypt networks and the settlement asset we receive through monetization channels. Adverse movements may reduce revenue and operating margins and impair liquidity.

Network difficulty and hashrate. PoW networks dynamically adjust mining difficulty based on total network hashrate. Increased network hashrate typically increases difficulty, which reduces expected rewards per unit of hashrate deployed and can pressure margins if power costs or monetization rates do not improve. Conversely, declines in network hashrate can reduce difficulty and improve expected economics for remaining miners.

Power costs and curtailment. Electricity is a primary input cost. Power rates, capacity charges, curtailment obligations, transmission constraints, and other ancillary costs can materially affect profitability. We may be required to curtail load or may voluntarily curtail load when economically advantageous or contractually required.

Uptime and operational execution. Because revenue depends on continuous operation of compute assets, uptime is a critical driver of realized results. Equipment failures, facility outages, maintenance, networking issues, and configuration errors can reduce uptime and revenue.

Hardware supply and replacement cycles. Scrypt ASIC supply is subject to vendor production schedules, logistics, and market availability. As competition evolves, miners may need to deploy newer hardware, replace components, or optimize existing fleets to remain competitive.

Counterparty performance. Our business depends on the performance of hosting providers, marketplace operators, custodians, and trading venues. Counterparty failures, cybersecurity incidents, or operational disruptions could materially affect results.

Cost Structure and Operating Leverage

The Company’s cost structure consists primarily of power costs, hosting-related expenses, and depreciation of capitalized mining equipment.

Power Costs

Electricity is the primary operating cost of the Company’s compute operations. Power consumption is variable based on the number of machines operating at any given time. However, under the Company’s existing colocation arrangements, the price of electricity is fixed pursuant to contractual agreements, and uptime and power delivery obligations are contractually defined.

If a hosting or colocation provider fails to deliver power in accordance with the terms of the applicable agreement, the Company may be entitled to monetary penalties or, in certain circumstances, to terminate the agreement without recourse to the host. As a result, while power usage fluctuates with operational decisions, power pricing and availability are substantially governed by contract.

Hosting and Operating Costs

Hosting-related costs include facility services, power delivery infrastructure, networking, and site-level operations provided by colocation partners. These costs may include both fixed and variable components depending on contractual terms and facility configuration.

Capitalized Hardware

Mining equipment is capitalized and depreciated over its estimated useful life. Hardware costs are not expensed as incurred, and operating margins are therefore sensitive to both depreciation expense and the economic productivity of deployed equipment.

Operating Leverage and Scale

Operating scale does not inherently improve margins under a pure hosting model. Meaningful margin expansion is primarily achievable through upstream integration into power ownership or power-adjacent infrastructure. If the Company were to acquire or control power generation, interconnection, or other upstream assets, margins could expand significantly due to reduced energy costs and improved control over the cost structure. There can be no assurance that such opportunities will be pursued or achieved.

Mining Equipment and Hosting Arrangements

Mining Equipment

Datacentrex owns a fleet of specialized Scrypt ASIC miners used to generate proof-of-work hashrate. Since inception of the operating platform, the Company has invested in excess of $29 million in mining equipment and related infrastructure.

As of the consummation of the Transaction, the Company operated more than 3,100 Scrypt ASIC miners, which are deployed across multiple colocation facilities. The Company may hold certain equipment in inventory, in transit, or in staging for deployment, and may acquire additional miners or components depending on expansion plans, equipment availability, and capital allocation priorities.

 The economic performance of the Company’s mining equipment depends on a number of factors, including hardware reliability, uptime, network difficulty, power costs, and monetization rates. Over time, competitive dynamics may require replacement, refurbishment, or redeployment of equipment to maintain attractive operating economics.

Equipment Lifespan and Replacement Cycles

Scrypt ASIC miners have finite useful lives and are subject to technological obsolescence over time. However, the lifecycle dynamics of Scrypt mining equipment differ from those of SHA-256 mining equipment used in Bitcoin mining.

The Scrypt ASIC market is served by a limited number of manufacturers, and innovation cycles historically occur at a slower pace relative to Bitcoin mining hardware. As a result, Scrypt miners may retain economic usefulness for longer periods, and new hardware generations may not render prior generations obsolete as rapidly as in other proof-of-work markets.

Management believes these dynamics can support longer economic lifespans and residual value for Scrypt mining equipment relative to certain other mining categories. Nonetheless, future technological developments, changes in network economics, or shifts in competitive dynamics could reduce the useful life or value of existing equipment.

Hosting and Colocation Arrangements

Datacentrex deploys its mining equipment primarily through third-party colocation and hosting arrangements. Under these arrangements, hosting providers supply physical space, electrical infrastructure, power delivery, and certain site services necessary to operate energy-intensive compute workloads. The Company retains ownership of its mining equipment and remains responsible for configuration, monitoring, maintenance coordination, and operational management, subject to the terms of applicable hosting agreements.

The Company currently operates under three colocation arrangements that provide access to electric power sourced from the ERCOT grid, the MISO grid, and the Georgia Power grid, respectively. These arrangements allow Datacentrex to diversify geographic exposure, grid risk, and operational dependencies while supporting deployment of its existing fleet.

Hosting arrangements expose the Company to counterparty risk, including the risk that a hosting provider fails to perform its obligations, experiences operational disruptions, or becomes financially distressed. Hosting agreements may also include provisions related to curtailment, maintenance windows, capacity constraints, or other operational limitations that can affect uptime and revenue.

Site Diversification and Operational Risk

Management believes that deploying equipment across multiple facilities and grid regions reduces reliance on any single site or power market. However, diversification does not eliminate the risk of correlated events, including regional grid disruptions, extreme weather events, regulatory actions, or market-wide curtailment programs.

The Company’s ability to expand operations depends on the availability of additional hosting capacity, power, and interconnection on acceptable terms, as well as access to capital and equipment supply.

Treasury, Liquidity, and Custody

We manage digital assets and cash as part of a dynamic treasury and capital allocation strategy intended to preserve capital, maintain liquidity, and enhance long-term value creation.

Under our hashrate marketplace monetization model, settlement is typically received in Bitcoin. Management has historically evaluated retaining Bitcoin-denominated proceeds as a treasury asset rather than immediately converting to fiat currency. Management expects that future treasury concentration will favor Bitcoin over time.

From time to time, we may allocate a portion of Dogecoin exposure to pilot-stage, protocol-native yield opportunities within the Dogecoin ecosystem, including limited participation in Layer-2 networks. These activities remain exploratory and are not governed by a formal treasury policy adopted by our board of directors. We may modify, expand, suspend, or discontinue such pilot activities based on performance and risk assessment.

We utilize institutional custodians and trading platforms for custody and execution, including Anchorage Digital and Coinbase Prime, and are subject to risks associated with third-party custodians and trading venues, including cybersecurity risk, operational risk, legal and regulatory risk, and counterparty risk.

Infrastructure and Power Strategy

Power and physical infrastructure are foundational to our operating platform. Our current compute operations are deployed primarily through third-party colocation sites that provide access to power and the environment required to run energy-intensive compute.

Management evaluates opportunities to expand and, where attractive, vertically integrate upstream through acquisitions or developments involving powered land, interconnection capacity, electrical infrastructure, or operating data-center assets. Such opportunities may improve cost control and strategic flexibility but can require significant capital, permitting and regulatory execution, and operational integration.

We do not intend to limit our long-term opportunity set to cryptocurrency-related compute. Management believes our experience operating energy-intensive compute positions the Company to evaluate other compute-enabled or infrastructure-backed opportunities.

Competitive Strengths and Strategic Position

Management believes Datacentrex is competitively positioned within the Scrypt compute market and broader digital infrastructure landscape due to a combination of operational execution, capital availability, and strategic relationships.

Access to Next-Generation Scrypt Hardware

The Scrypt ASIC hardware market is highly concentrated, with a limited number of manufacturers capable of producing Scrypt mining equipment at scale. As a result, access to next-generation hardware is constrained and can serve as a significant barrier to entry for new or under-capitalized participants.

Datacentrex has developed long-standing commercial relationships with leading manufacturers and suppliers of Scrypt ASIC hardware. These relationships have historically enabled the Company to access new generations of equipment earlier than many market participants, secure meaningful allocation during periods of constrained supply, and deploy hardware at scale with greater predictability.

Management believes this sourcing capability represents a strategic moat, as early access to next-generation equipment can materially affect operating economics, competitiveness, and capital efficiency in proof-of-work compute markets.

Hardware Supply Discipline and Capital Readiness

Access to hardware alone is insufficient without the capital, infrastructure, and operational readiness to deploy it effectively. Datacentrex maintains the balance-sheet capacity, hosting relationships, and internal operational systems necessary to deploy new equipment rapidly once sourced.

The Company’s ability to fund equipment purchases, coordinate logistics, and integrate new hardware into existing operations reduces deployment friction and shortens the time between capital commitment and revenue generation.

Operational Scale and Execution

Datacentrex operates a scaled fleet of Scrypt ASIC miners across multiple geographically diversified facilities. Management believes that operating at scale improves negotiating leverage with vendors and hosting providers, supports operational learning curves, and enables the Company to absorb variability in network conditions, power markets, and equipment performance more effectively than smaller operators.

Strategic Flexibility

Datacentrex’s compute platform, capital structure, and operational expertise provide strategic flexibility. Management believes the Company is positioned not only to scale Scrypt compute operations but also to evaluate acquisitions, joint ventures, or infrastructure investments that may further enhance access to power, equipment, or operating capabilities.

Competition

We compete across multiple markets, including specialized digital compute, digital asset mining, data-center infrastructure, and transaction-driven capital deployment.

Scrypt compute operators. The Scrypt compute sector is less institutionally saturated than Bitcoin mining and is characterized by a limited number of scaled operators. There are few publicly traded companies operating Scrypt compute as a primary line of business. From time to time, other entities may announce strategic transactions intended to establish Scrypt-focused platforms; however, many such transactions remain unconsummated, transitional, or operationally unproven.

Broader cryptocurrency miners and potential entrants. We compete indirectly with large-scale cryptocurrency miners and infrastructure operators that could allocate capital, management attention, or facility capacity into Scrypt compute or adjacent digital infrastructure. Even where their existing hardware is not interchangeable with Scrypt ASICs, larger miners may have advantages in access to capital, power procurement, facility development, operating scale, and vendor relationships. Examples of companies that may compete with us for capital, power, hosting capacity, hardware supply, and acquisition opportunities include (among others): Argo Blockchain; Bit Digital; Bitfarms; CleanSpark; Cipher Mining; Core Scientific; Hive; Hut 8; Iris Energy; Marathon Digital; Northern Data; Riot Platforms; Digi Power X; and TeraWulf.

Digital asset treasury and yield-oriented companies. Certain companies focus on digital asset treasury strategies or ecosystem-based yield generation, including strategies focused on Dogecoin. These companies generally do not operate energy-intensive compute fleets at scale. We do not consider these companies direct competitors with respect to our compute operations, but they may compete indirectly for investor capital or thematic exposure.

Data-center infrastructure owners and operators. As we evaluate opportunities to acquire or develop infrastructure assets upstream, we compete with traditional data-center developers, owners, and operators. Competition in this segment is driven by access to power and interconnection, speed of deployment, permitting and regulatory execution, engineering capabilities, and cost of capital.

Capital markets and acquisition competition. To the extent we pursue mergers, acquisitions, or strategic investments, we compete with private equity funds, infrastructure funds, energy developers, and strategic acquirers for attractive assets.

Strategy and Growth

Datacentrex is not positioned solely as a cryptocurrency mining company. Management views Scrypt compute as an initial operating platform that can generate cash flow and operational capabilities that may be leveraged across a broader strategic mandate.

We intend to maintain flexibility to pursue mergers, acquisitions, asset purchases, joint ventures, and strategic investments across digital infrastructure, compute-enabled services, energy-adjacent infrastructure, and other asset-backed operating businesses. We may evaluate opportunities both within and outside the digital asset ecosystem. Management may adjust strategic focus over time in response to market conditions, regulatory developments, capital availability, and risk-adjusted return opportunities.

Strategic Scope and Capital Allocation Boundaries

The Company’s strategy is designed to preserve flexibility while maintaining discipline in capital allocation. Although Datacentrex currently operates a Scrypt-based compute platform, management does not view the Company as permanently constrained to any single protocol, asset class, or operating model.

Strategic decisions, including material expansions, acquisitions, divestitures, or entry into new lines of business, are subject to oversight by the Company’s board of directors. The Company does not intend to pursue growth for its own sake and expects capital allocation decisions to be guided by risk-adjusted return considerations, balance-sheet strength, and operational feasibility.

While management evaluates a broad range of potential opportunities, the Company does not intend to deploy capital indiscriminately or to pursue speculative investments unrelated to asset-backed operating businesses. There can be no assurance that identified opportunities will be consummated or that any strategic initiative will be successful.

Regulation

Our business is subject to evolving laws, regulations, and regulatory scrutiny related to digital assets, data-center and energy infrastructure, environmental and power usage considerations, and public company disclosure and compliance obligations. Regulatory actions, new legislation, changes in enforcement priorities, and the interpretation of existing laws may impact our ability to operate, custody, trade, hold, or deploy digital assets and may affect counterparties we rely upon.

Our operations may also be affected by utility regulation, interconnection and grid constraints, demand response and curtailment programs, environmental regulation, and permitting requirements applicable to energy-intensive operations.

Intellectual Property

Datacentrex does not rely on patents or licensed proprietary protocols to conduct its operations. However, the Company has developed and maintains proprietary internal software systems that are integral to the operation, monitoring, and management of its compute infrastructure and related assets.

These internal systems are designed to support real-time and near-real-time monitoring of site-level and fleet-level operations, including, among other things:

●	monitoring miner status and uptime across facilities;

●	identifying non-functioning or underperforming miners;

●	managing pool and marketplace connectivity and routing;

●	tracking hashrate output and revenue throughput;

●	monitoring power usage and site-level electrical performance; and

●	maintaining inventory tracking for deployed, staged, and inactive equipment.

Management believes these internally developed systems improve operational responsiveness, reduce downtime, support efficient troubleshooting, and enhance visibility into fleet performance and asset utilization. While such software does not eliminate operational risk, it is intended to support disciplined execution at scale.

The Company relies on a combination of internally developed tools and third-party software and services for monitoring, fleet management, cybersecurity, data aggregation, and operational administration. Datacentrex takes steps intended to protect its internally developed software and data through access controls and security practices, although it does not hold registered intellectual property rights in such systems.

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